Exhibit 99.1

NEWS FROM ARCH COAL

FOR IMMEDIATE RELEASE
Media: Logan Bonacorsi 314/994.2766

Arch Coal, Inc. Files Form 10-Q
Covers final quarter of financial restructuring

ST. LOUIS, November 9, 2016 — Arch Coal, Inc. (NYSE:ARCH) today announced that it has filed its third quarter 10-Q with the Securities and Exchange Commission (SEC). The filing covers a time period in which Arch was under Chapter 11 protection, and the results reflect the company’s historical accounting basis, bankruptcy-related reorganization costs and pre-emergence interest expense.

Arch successfully completed its financial restructuring and emerged from Chapter 11 on October 5, 2016. A better representation of Arch’s ongoing financial position will be contained in its future releases and disclosures. At that time, fresh start accounting will be fully incorporated into Arch’s financial statements and will provide a more valuable and valid point of comparison for future financial results.

Arch plans to issue an earnings release covering the time period following emergence in early 2017, and plans to host an investor conference call to discuss operational and financial results concurrent with the release.

An update to Arch’s regional operating performance and liquidity position covering the third quarter can be found in the “Investor” section of the Arch Coal website.

U.S.-based Arch Coal, Inc. is a top coal producer for the global steel and power generation industries. Arch operates a streamlined portfolio of large-scale, low-cost mining complexes that produce high-quality metallurgical coals in Appalachia and low-emitting thermal coals in the Powder River Basin and other strategic supply regions. For more information, visit www.archcoal.com.

Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to varying degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from potential demands for additional collateral for self-bonding; from our ability to complete our potential exchange offers; from future integration of acquired businesses; and from many other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.